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Exhibit 1.2 to Form 8-A


                          FORM OF STOCK CERTIFICATE FOR
                                 COMMON STOCK


     Specimen Stock Certificate, Cusip No. 589354-10-9 issued by Mercury Air Group, Inc., signed by Randolph E. Ajer, Secretary, and Seymour Kahn, Chairman, countersigned by American Stock Transfer & Trust Company, New York, N.Y., Seal of Mercury Air Group, Inc. fixed thereon.